US/INTERNATIONAL EMPLOYEE

PERFORMANCE AWARD AGREEMENT

Grant Date:____________

Re:    Performance Unit Grant

I am pleased to inform you that KBR, Inc. (the “Company”) has granted you Performance Units under the Company’s 2006 Stock and Incentive Plan, as amended and restated (the “Plan”) as follows:

1.    Grant of Performance Units.

The number of Performance Units granted to you as a Performance Award under the Plan is _______. Each Performance Unit shall have a target value of $1.00. The actual value, if any, of a Performance Unit at the end of the Performance Period will be determined based on the level of achievement during the Performance Period of the performance objectives set forth in Exhibit A hereto, which is made a part hereof for all purposes.

2.

(a)
Vesting. Except as otherwise provided in subparagraphs (b) and (d) below, you will vest in the Performance Units earned (if any) for the Performance Period only if you are an employee of the Company or a Subsidiary on the date such earned Performance Units are paid, as provided in Paragraph 3 below.

(b)
Death, Disability, Retirement or Early Retirement. Unless otherwise provided in an agreement pursuant to Paragraph 13, if you cease to be an employee of the Company or a Subsidiary as a result of (i) your death, (ii) your permanent disability (disability being defined as being physically or mentally incapable of performing either your usual duties as an employee or any other duties as an employee that the Company reasonably makes available and such condition is likely to remain continuously and permanently, as determined by the Company or employing Subsidiary), (iii) normal retirement on or after reaching age 65, or (iv) your early retirement prior to reaching age 65 with the approval of both (A) the Company or employing Subsidiary and (B) the Committee or its delegate (with such approval to be granted or withheld in the sole discretion of the Company, employing Subsidiary, Committee and/or delegate of the Committee, as applicable), then, in any such case, a prorata portion of your Performance Units that become “earned”, if any, as provided in Exhibit A, will become vested. The “prorata portion” that becomes vested shall be a fraction, the numerator of which is the number of days in the Performance Period in which you were an employee of the Company or a Subsidiary and the denominator of which is the total number of days in the Performance Period. If your termination for the above reasons is after the end of the Performance Period but before payment of the Performance Units earned, if any, for such Performance Period, you will be fully vested in any such earned Performance Units.

US/INTERNATIONAL EMPLOYEE

Notwithstanding the foregoing, if the Company determines that there has been a legal judgment and/or legal development in your jurisdiction that likely would result in the favorable retirement treatment that applies to the Performance Awards under the Plan being deemed unlawful and/or discriminatory, the provision above regarding termination of employment related to normal retirement on or after age 65 shall not be applicable to you. Instead, the prorata portion of your Performance Units that become “earned”, if any, as provided in Exhibit A will become vested in accordance with the preceding subparagraph if your employment is terminated for any reason with at least 25 years of service at the Company or employing Subsidiary (or such lesser number of years of service under special circumstances as may be determined in the Committee’s (or its delegate’s) sole discretion) subject, however, to this being considered nondiscriminatory by legal counsel and to the Committee’s (or its delegate’s) sole discretion to approve such vesting.

(c)
Other Terminations. If you terminate from the Company and its Subsidiaries for any reason other than as provided in subparagraph (b) above or subparagraph (d) below, all unvested Performance Units held by you shall be forfeited without payment immediately upon such termination.

(d)
Corporate Change. Notwithstanding any other provision hereof, unless otherwise provided in an agreement pursuant to Paragraph 13, your Performance Units shall become fully vested at the maximum earned percentage provided in Exhibit A upon your Involuntary Termination or termination for Good Reason within two years following a Corporate Change (as provided in the Plan) (a “Double Trigger Event”) during the Performance Period. If a Double Trigger Event occurs after the end of the Performance Period and prior to payment of the earned Performance Units, you will be 100% vested in your earned Performance Units upon the Double Trigger Event and payment will be made in accordance with the results achieved for the Performance Period ended as provided in Exhibit A.

For purposes of this Agreement, employment with the Company includes employment with a Subsidiary.

3.
Payment of Vested Performance Units. As soon as administratively practicable after the end of the Performance Period, but no later than the March 15th following the end of the Performance Period, or with respect to a Double Trigger Event occurring prior to the end of the Performance Period, the date of the Double Trigger Event (but no later than the March 15th following the calendar year in which occurs the date of the Double Trigger Event), you shall be entitled to receive from the Company a payment in cash equal to the product of the Payout Percentage (as defined in Exhibit A) and the sum of the target values of your vested Performance Units. Except as provided in Exhibit A with respect to a Double Trigger Event, if the performance thresholds set forth in Exhibit A are not met, no payment shall be made with respect to the Performance Units, whether or not vested. Notwithstanding the foregoing, in no event may the amount paid to you by the Company in any year with respect to Performance Units earned hereunder exceed the applicable limit under Article V of the Plan.

US/INTERNATIONAL EMPLOYEE

4.
Recovery of Payment of Vested Performance Units. If you are a senior executive of the Company (defined as an employee of the Company or any employing Subsidiary of the Company who is either the Chief Executive Officer of the Company (the “CEO”) or a direct report to the CEO) and, within the three-year period beginning on the date that you receive a payment pursuant to Paragraph 3, the extent to which the performance measurements were achieved during any calendar year of the Performance Period changes because of any revision of the Company’s financial results for the same calendar year, and the value of the Performance Units earned at the end of the Performance Period is determined to have resulted in an overpayment based on such calendar year’s revised financial results, the Committee may, in its sole and absolute discretion, seek recovery of the amount of the Performance Award determined to be an overpayment or hold the overpayment as debit against future Performance Awards for up to a three-year period following the end of the Performance Period. In addition, the Company may seek recovery of any benefits provided to you under this Agreement if such recovery is required by any clawback policy adopted by the Company, which may be amended from time to time, including, but not limited to, any clawback policy adopted to satisfy the minimum clawback requirements adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations thereunder or any other applicable law or securities exchange listing standard. The Company reserves the right, without your consent, to adopt any such clawback policy, including, but not limited to, such clawback policies applicable to this Performance Award with retroactive effect.

5.
Limitations Upon Transfer. All rights under this Agreement shall belong to you and may not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” (as defined by the Code), and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

6.
Withholding of Tax. You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (1) do not make representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Units including, but not limited to, the grant, vesting or payout of the Performance Units; and (2) do not commit to the structure of the terms of the Performance Units or any aspect of the Performance Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable event, as applicable, you acknowledge that the Company and/or Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

US/INTERNATIONAL EMPLOYEE

Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or your Employer or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from your wages or other cash compensation paid to you by the Company and/or your Employer, or (b) withholding from the payout of the Performance Units.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the Performance Units. You agree to pay the Company or the Employer, including through withholding from your wages or other cash compensation paid to you by the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the cash settlement or any other form of pay-out for the Performance Units, if you fail to comply with your obligations in connection with the Tax-Related Items.

Notwithstanding the preceding provisions of this Paragraph 6, your liability with respect to Tax-Related Items shall be subject to any international tax assignment agreement then in effect between you and the Company, the Employer or any of their respective affiliates or any tax policies or procedures applicable to your home country, and in the event of any conflict between the terms of this Paragraph 6 and the terms of such international tax assignment agreement or such tax policies or procedures, the terms of such international tax assignment agreement or such tax policies or procedures, as applicable, shall control.

7.
Nature of Grant. In accepting the Performance Units, you acknowledge, understand and agree that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of the Performance Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Units, or benefits in lieu of Performance Units, even if Performance Units have been granted in the past; (c) all decisions with respect to future Performance Units or other grants, if any, will be at the sole discretion of the Company; (d) the grant of Performance Units and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, your Employer, or any Subsidiary and shall not interfere with the ability of the Company, your Employer or any Subsidiary, as applicable, to terminate your employment or service relationship (if any); (e) you are voluntarily participating in the Plan; (f) the Performance Units are not intended to replace any pension rights or compensation; (g) the Performance Units and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (h) the future value of the Performance Units is unknown, indeterminable and cannot be predicted with certainty; (i) no claim or entitlement to compensation or damages

US/INTERNATIONAL EMPLOYEE

shall arise from the forfeiture of the Performance Units resulting from you ceasing to provide employment or other services to the Company or your Employer (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any) and in consideration of the grant of the Performance Units to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, or your Employer or any Subsidiary; (j) in the event of involuntary termination of your active employment or other services (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, your right to vest in the Performance Units under the Plan, if any, will terminate effective as of the date that you are no longer actively providing services and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), except as expressly provided herein, and that the Company shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Performance Units (including whether you may still be considered to be providing services while on an approved leave of absence); (k) unless otherwise provided in the Plan or by the Company in its discretion, the Performance Units and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; (l) if you are requested to make repayment under Paragraph 4, you will make repayment immediately; and (m) the following provisions apply only if you are providing services outside the United States: (i) the Performance Units are not part of normal or expected compensation or salary for any purpose; and (ii) you acknowledge and agree that neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Performance Units or the subsequent payout of the Performance Units.

8.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

9.
Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, the Employer, and the Company and its Subsidiaries, for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company and your Employer hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, details of all Performance Units outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to Morgan Stanley Smith Barney LLC or such other service provider as may be selected by the

US/INTERNATIONAL EMPLOYEE

Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections from your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, Morgan Stanley Smith Barney LLC and any other possible recipients which may assist the Company (presently or in the future) to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant to you Performance Units or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

10.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company or upon any person lawfully claiming under you.

11.
Modification. Except to the extent permitted by the Plan, any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby.

12.
Plan Controls. This grant is subject to the terms of the Plan, which are hereby incorporated by reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document. Capitalized terms used herein or in Exhibit A and not otherwise defined herein or in Exhibit A shall have the meaning ascribed to them in the Plan.

13.
Other Agreements. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to and governed by, and shall not modify, the terms and conditions of any employment, severance, and/or change-in-control agreement between the Company (or a Subsidiary) and you.

14.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any document related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to

US/INTERNATIONAL EMPLOYEE

participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15.
Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.

16.
Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different from the English version, the English version will control.

17.
Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, U.S.A., except to the extent that it implicates matters that are the subject of the General Corporation Law of the State of Delaware, which matters shall be governed by the latter law notwithstanding any conflicts of laws principles that may be applied or invoked directing the application of the laws of another jurisdiction. The parties hereby submit to and consent to the sole and exclusive jurisdiction of Houston, Harris County, Texas, as exclusive venue for any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it or arising from it, or dispute resolution proceeding arising hereunder for any claim or dispute, notwithstanding any conflicts of laws principles that may direct the jurisdiction of any other court, venue, or forum, including the jurisdiction of the employee’s home country.

18.
Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Performance Units, the Company shall not be required to deliver any payment from the payout of the Performance Units prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval, the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for payout of the Performance Units. Further, you agree that the Company shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

19.
Exhibit B. Notwithstanding any provisions in this document, the Performance Units shall be subject to any special terms and conditions set forth in Exhibit B to this Agreement for your country. Moreover, if you relocate to one of the countries included in Exhibit B, the special terms and conditions for such country will apply to you, to the extent the Company

US/INTERNATIONAL EMPLOYEE

determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Exhibit B constitutes part of this Agreement.

20.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, or on the Performance Units, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

21.
Waiver. You acknowledge that a waiver by the company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other participant.

[Signatures on the following page.]

US/INTERNATIONAL EMPLOYEE

By signing below, you agree that the grant of these Performance Units is under and governed by the terms and conditions of the Plan, including the terms and conditions set forth in this Agreement, including Exhibit A and, to the extent applicable, Exhibit B. This grant shall be void and of no effect unless you execute this Agreement prior to the payment of your vested performance units.

KBR, INC.

By:

Name: Stuart J. B. Bradie
Title: President and CEO

EMPLOYEE:

Date:

US/INTERNATIONAL EMPLOYEE (EXHIBIT A)

EXHIBIT A

To Performance Award Agreement

Performance Goals

Except as otherwise provided in the Agreement, the provisions of this Exhibit A shall determine the extent, if any, that the Performance Units become “earned” and payable.

I.    Performance Period

The Performance Period shall be the period beginning January 1, 2015, and ending December 31, 2017.

II.    Total Shareholder Return (“TSR”)

The payment of a Performance Unit will be determined, in part, based on the comparison of (i) the average of the TSRs (as defined below) of the Company’s common stock measured at the end of each calendar quarter during the Performance Period, with each quarter’s TSR indexed back to the beginning of the calendar year in which such calendar quarter occurs, to (ii) the average of the TSRs of each of the common stocks of the members of the Peer Group measured at the end of each calendar quarter during the Performance Period, with each quarter’s TSR indexed back to the beginning of the calendar year in which such calendar quarter occurs.

“TSR” or “Total Shareholder Return” shall mean, with respect to a calendar quarter, the change in the price of a share of common stock from the beginning of the calendar year in in which such calendar quarter occurs (as measured by the closing price of a share of such stock on the last trading day preceding the beginning of such calendar year) until the end of the applicable calendar quarter to be measured during the Performance Period (as measured by the closing price of a share of such stock on the last trading day of the calendar quarter), adjusted to reflect the reinvestment of dividends (if any) through the purchase of common stock at the closing price on the corresponding dividend payment date, which shall be the ex-dividend date, and rounded to the first decimal place. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by the issuer to its shareholders for purposes of Federal income taxation.

A.	Average TSR

The average TSR for a company for the Performance Period shall be the sum of the TSRs of the company measured at the end of each calendar quarter during the Performance Period, divided by 12. The average TSR for a company during the Performance Period shall be calculated based on the following formula:

US/INTERNATIONAL EMPLOYEE (EXHIBIT A)

2015 TSR Formula - Sustained Performance

			q=12
Average indexed performance =			Σ	(xq / x)
			q=1
			12

where:
x =	share price at beginning of calendar year in which the applicable calendar quarter occurs (measured by closing price on the last trading day preceding the beginning of such calendar year)
xq =	closing share price at the end of each quarter (adjusted for dividends paid, where the dividend payment date is the ex-dividend date)
q =	quarter number (1 through 12)

Example 1:
		Date	Share price *	Index
			(x)	(xq / x)
		1/1/2015	$20.00
		3/31/2015	$22.00	110.0
		6/30/2015	$24.00	120.0
		9/30/2015	$21.00	105.0
		12/31/2015	$20.00	100.0
		3/31/2016	$18.00	90.0
		6/30/2016	$22.00	110.0
		9/30/2016	$25.00	125.0
		12/31/2016	$28.00	140.0
		3/31/2017	$31.00	110.7
		6/30/2017	$33.00	117.9
		9/30/2017	$30.00	107.1
		12/31/2017	$28.00	100.0

q=12
	Σ	(xq / x)	=	1,335.7
q=1

q=12
	Σ	(xq / x)	=	111.3
q=1
12

	* Share price adjusted for dividends paid in the period, where the dividend payment date is the ex-dividend date.

US/INTERNATIONAL EMPLOYEE (EXHIBIT A)

B.	Peer Group and TSR Payout

Once the average TSR for the Company during the Performance Period is calculated, the average TSR for each company in the Peer Group shall be calculated.

The Peer Group shall consist of the following companies (including KBR, Inc.):

AECOM Technology Corporation    Jacobs Engineering Group Inc.
Chicago Bridge & Iron Company N.V.    McDermott International, Inc.
Chiyoda Corporation    Quanta Services, Inc.
EMCOR Group, Inc.    Technip
Fluor Corporation

No company shall be added to, or removed from, the Peer Group during the Performance Period, except that a company shall be removed from the Peer Group if during such period (i) such company ceases to maintain publicly available statements of operations prepared in accordance with GAAP, (ii) such company is not the surviving entity in any merger, consolidation, or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned entity of such company), or (iii) such company sells, leases, or exchanges all or substantially all of its assets to any other person or entity (other than a previously wholly owned entity of such company).

If one or more Peer Group companies are removed from the Peer Group, then the percentiles and TSR payouts will adjust for the change in “n” of the formula provided below; provided, however, that the adjustment must require at least a 90.0 percentile to receive the maximum TSR payout and at least a 20.0 percentile to receive the threshold TSR payout. After the average TSR is determined for the Company and each company in the Peer Group, the Company’s average TSR rank among the average TSRs for the Peer Group for the Performance Period and the Company’s applicable TSR payout percentage shall be determined by the following formula:

US/INTERNATIONAL EMPLOYEE (EXHIBIT A)

TSR Peer Group Percentile and TSR Payout Table

		Threshold	Target	Maximum
Percentile	<20%	20%	50%	≥90%
TSR Payout	0%	25%	100%	200%

LTI TSR Calculation Method
	Ranking	Percentile *	TSR Payout **

	1	100.0%	200.0%
	2	88.9%	197.3%
	3	77.8%	169.5%
	4	66.7%	141.8%
	5	55.6%	114.0%
	6	44.4%	86.0%
	7	33.3%	58.3%
	8	22.2%	30.5%
	9	11.1%	0.0%
	10	0.0%	0.0%
* Rounded to 1 decimal place.
** For a Percentile ranking between Threshold and Target or Target and Maximum, the TSR Payout percentage earned shall be determined by linear interpolation between maximum and threshold based on the Percentile ranking achieved. Rounded to 1 decimal place.

	Percentile for TSR purposes
	Percentile = (n - r) * 100%
(n - 1)
where:
n = number of Peer Group companies (including KBR)
r = KBR ranking in the list of companies (including KBR)

Example 1	Example 3
KBR ranked 8th out of 10 companies	KBR ranked 7th out of 9 companies
(10 - 8) * 100% = 22.2%	(9 - 7) * 100% = 25.0%
(10 - 1)	(9 - 1)

Example 2	Example 4
KBR ranked 4th out of 10 companies	KBR ranked 3rd out of 8 companies
(10 - 4) * 100% = 66.7%	(8 - 3) * 100% = 71.4%
(10 - 1)	(8 - 1)

Notwithstanding any of the foregoing or Part IV. of this Exhibit A, if you are a senior executive of the Company (as defined in Paragraph 4 of the Agreement) on the Grant Date and the Company’s average TSR (as determined pursuant to Part II.A. of this Exhibit A) at the end of the Performance

US/INTERNATIONAL EMPLOYEE (EXHIBIT A)

Period is negative (i.e., an index below 100), then no payment hereunder with respect to the TSR performance measure will exceed the Target (100%) payout under the TSR Peer Group Percentile and TSR Payout Table above; provided, however, that this sentence shall not apply if, pursuant to the first sentence of Paragraph 2(d) of the Agreement, your Performance Units become fully vested at the maximum earned percentage provided in Exhibit A (200%) upon a Double Trigger Event occurring during the Performance Period.

III.    Cumulative Net Income and Job Income Sold (“JIS”)

The payment of a Performance Unit will be determined, in part, based on the Cumulative Net Income Percentage. The “Cumulative Net Income Percentage” shall be determined as follows:

(i)
if Cumulative Net Income exceeds $0, then the Cumulative Net Income Percentage shall equal 200%; provided, however, that, notwithstanding the foregoing, pursuant to an exercise of negative discretion, the Committee has determined that, if Cumulative Net Income exceeds $0, then in no event shall the Cumulative Net Income Percentage exceed the Average JIS Payout Ratio (subject to the last sentence of Part IV. of this Exhibit A);

(ii)
if Cumulative Net Income does not exceed $0 and if the Average JIS Payout Ratio (determined by excluding all Excluded Projects from the determination of JIS and Target JIS) exceeds 0%, then the Cumulative Net Income Percentage shall equal the Average JIS Payout Ratio (determined by excluding all Excluded Projects from the determination of JIS and Target JIS and subject to the last sentence of Part IV. of this Exhibit A); and

(iii)	if neither clause (i) nor (ii) above applies, then the Cumulative Net Income Percentage shall equal 0% (subject to the last sentence of Part IV. of this Exhibit A).

For purposes of Part III. of this Exhibit A, the following terms shall have the following meanings:

“Achieved JIS” means, with respect to a calendar year during the Performance Period, a percentage (rounded to one decimal place) determined by multiplying 100% by the quotient obtained by dividing (i) the JIS for such calendar year by (ii) the Target JIS for such calendar year.

“Average JIS Payout Ratio” means the quotient obtained by dividing (i) the sum of the JIS Payout Ratios for each of the three calendar years in the Performance Period by (ii) three.

“Cumulative Net Income” means the Company’s aggregate net income as reflected in its Form 10-Ks for the three years included in the Performance Period, adjusted to exclude: restructuring charges; and one-time, non-operating related events, including, but not limited to, goodwill or intangible impairments, losses on the sale of assets, asset impairments, related to lawsuits, or related to the bankruptcy of a client that owes the Company money for services performed.

“Excluded Project” means a project determined by the Committee to have an individual value of $500 million or more of gross revenue.

US/INTERNATIONAL EMPLOYEE (EXHIBIT A)

“JIS” means, with respect to a calendar year, the Company’s and its consolidated subsidiaries job income from (i) new projects awarded during such calendar year and (ii) earnings growth, contract amendments (increases or decreases), or scope adjustments (increases or decreases) during such calendar year to projects existing on the first day of such calendar year. For clarity, JIS will exclude foreign exchange fluctuations (increases or decreases) and loss adjustments, if any, on existing contracts. For each calendar year, JIS shall be determined without regard to any Excluded Project; provided, however, that at the end of the Performance Period, except as otherwise provided in clause (ii) of the first paragraph of Part III. of this Exhibit A, the Committee may, in its sole and absolute discretion (which discretion may be (x) exercised differently with respect to the holder of this Performance Award and any other holder or holders of a similar type Award and (y) applied for purposes of determining the JIS and Target JIS applicable to an applicable calendar year within the Performance Period without being applied for purposes of determining the Target JIS for any other calendar year within the Performance Period), determine that JIS for such calendar year will be determined by including the Excluded Projects. In addition, for each calendar year, JIS shall be determined without regard to any business unit and/or business line that is discontinued prior to the end of the calendar year.

“JIS Payout Ratio” means, with respect to a calendar year during the Performance Period, the amount determined in accordance with the following table:

		Threshold	Target	Maximum
Achieved JIS for the calendar year	˂ Threshold Percentage for the calendar year	Threshold Percentage for the calendar year	Target Percentage for the calendar year	≥Maximum Percentage for the calendar year
JIS Payout Ratio for the calendar year*	0%	25%	100%	200%

* If Achieved JIS for the calendar year is between the Threshold Percentage and the Target Percentage under the first row of the table above, then the JIS Payout Ratio for such calendar year shall be determined by linear interpolation between Threshold (25%) and Target (100%) based on the Achieved JIS result. If Achieved JIS for the calendar year is between the Target Percentage and the Maximum Percentage under the first row of the table above, then the JIS Payout Ratio for such calendar year shall be determined by linear interpolation between Target (100%) and Maximum (200%) based on the Achieved JIS result. Each JIS Payout Ratio determined by linear interpolation shall be rounded to one decimal place.

US/INTERNATIONAL EMPLOYEE (EXHIBIT A)

“Maximum Percentage” means, with respect to a calendar year during the Performance Period, a percentage established by the Committee as the Maximum Percentage for such calendar year, which percentage shall be greater than the Target Percentage established by the Committee for such calendar year; provided, however, that for purposes of clause (ii) of the first paragraph of Part III. of this Exhibit A, the “Maximum Percentage” for each calendar year during the Performance Period shall be ___%.

“Target JIS” means, with respect to a calendar year during the Performance Period (such calendar year being a “Performance Year”), _____________________________________________________________________________. Notwithstanding the foregoing, if a business unit or business line is discontinued during a Performance Year, then the applicable Target JIS shall be redetermined to exclude job income for the applicable Reference Year that is attributable to such business unit or business line. Further, if, subject to the provisions of clause (ii) of the first paragraph of Part III. of this Exhibit A, the Committee determines in its discretion to determine JIS for a Performance Year by including Excluded Projects, then the related Target JIS for such Performance Year shall be redetermined by including Excluded Projects in the determination of the JIS for the Reference Year.

“Target Percentage” means, with respect to a calendar year during the Performance Period, a percentage established by the Committee as the Target Percentage for such calendar year, which percentage shall be greater than the Threshold Percentage and less than the Maximum Percentage established by the Committee for such calendar year; provided, however, that for purposes of clause (ii) of the first paragraph of Part III. of this Exhibit A, the “Target Percentage” for each calendar year during the Performance Period shall be ___%.

“Threshold Percentage” means, with respect to a calendar year during the Performance Period, a percentage established by the Committee as the Threshold Percentage for such calendar year, which percentage shall be less than the Target Percentage established by the Committee for such calendar year; provided, however, that for purposes of clause (ii) of the first paragraph of Part III. of this Exhibit A, the “Threshold Percentage” for each calendar year during the Performance Period shall be ___%.

IV.    Determination of the “Earned” Value of Performance Units

Performance Percentage	Column A	Column B
	Weighting	<Threshold 0%	Threshold 25%	Target 100%	Maximum 200%
Company’s Average TSR Rank with Peer Group Members’ Average TSR	50%	<20%	20%	50%	90%

For a result (the “Performance Percentage”) between Threshold and Target or Target and Maximum in Column B, the Performance Percentage earned shall be determined by linear interpolation between maximum and threshold based on the result achieved for the performance measure.

US/INTERNATIONAL EMPLOYEE (EXHIBIT A)

The “target” value of a Performance Unit is $1.00; its maximum value is $2.00 per unit if the maximum performance objective for the performance measure in Column B in the table above and the maximum Cumulative Net Income Percentage are achieved, and the Performance Unit value will be zero if the threshold performance objective for the performance measure in Column B in the table above is not achieved and the Cumulative Net Income Percentage is 0%. The value of an “earned” Performance Unit shall be determined by multiplying its “target” value of $1.00 by the Payout Percentage for the Performance Period. The “Payout Percentage” for the Performance Period shall be equal to the sum of (i) the product of 50% and the Cumulative Net Income Percentage and (ii) the product obtained by multiplying Column A by the Column B Performance Percentage result for the TSR performance measure.

Notwithstanding the foregoing, unless otherwise provided in an agreement pursuant to Paragraph 13 of the Agreement, for purposes of determining the Payout Percentage for payment upon a Double Trigger Event occurring prior to the end of the Performance Period, (i) the Column B result for the TSR performance measure shall be deemed to have been met at the maximum level (200%) and (ii) the Cumulative Net Income Percentage shall be deemed to have been met at the maximum level (200%).

V.    Adjustments to Performance Measurements for Significant Events

If, after the beginning of the Performance Period, there is a change in accounting standards required by the Financial Accounting Standards Board, the performance results shall be adjusted by the Company’s independent accountants as appropriate to disregard such change. In addition, the results of the Company or a peer group company shall be adjusted to reflect any stock splits or other events described in Article XIII of the Plan, but only if such adjustment would not cause the performance goal to no longer satisfy the requirements of Section 162(m) of the Code.

VI.    Committee Certification

As soon as reasonably practical following the end of the Performance Period, but in no event later than the March 15th following the end of the Performance Period, the Committee shall review and determine the performance results for the Performance Period and certify those results in writing. No Performance Units earned and vested shall be payable prior to the Committee’s certification; provided, however, Committee certification shall not apply in the event of a Double Trigger Event, unless otherwise provided in an agreement pursuant to paragraph 13 of the Agreement.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

EXHIBIT B

KBR, INC.

Terms and Conditions of Performance Unit Grant

SPECIAL PROVISIONS OF PERFORMANCE UNITS
IN CERTAIN COUNTRIES

This Exhibit B includes special country-specific terms that apply to residents in countries listed below. This Exhibit B is part of the Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

This Exhibit B also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2014. Such laws are often complex, change frequently, certain individual exchange control reporting requirements may apply upon vesting of the Performance Units and results may be different based on the particular facts and circumstances. As a result, the Company strongly recommends that you do not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time your Performance Units vest or your Performance Units are settled under the Plan.

In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

If you are a citizen or resident of a country other than the country in which you are working or if you transfer employment after the Performance Units are granted to you, the information contained in this Exhibit B for the country you work in at the time of grant may not be applicable to you and the Company, in its discretion, determines to what extent the terms and conditions contained herein shall be applicable to you. If you transfer residency and/or employment to another country or are considered a resident of another country listed in this Exhibit B after the Performance Units are granted to you, the terms and/or information contained for that new country (rather than the original grant country) may be applicable to you.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

ALGERIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

You acknowledge that, even though you receive only a cash payment upon vesting of the Performance Units, you still may be subject to certain exchange control requirements under local laws. You are required to repatriate any cash payment you receive upon settlement of the Performance Units to Algeria. You are advised to consult with your personal legal consultant to ensure compliance with any exchange control obligations arising from your participation in the Plan.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

ANGOLA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

You acknowledge that, even though you receive only a cash payment upon vesting of the Performance Units, you still may be subject to certain exchange control requirements under local laws. You must repatriate any cash payment you receive upon settlement of the Performance Units to Angola. You are advised to consult with your personal legal consultant to ensure compliance with any exchange control obligations arising from your participation in the Plan.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

AUSTRALIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. The Australian bank assisting with the transaction will file the report for you. If there is no Australian bank involved in the transfer, you will have to file the report.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

AZERBAIJAN
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country-specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

BRAZIL
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Compliance with Laws.
By accepting the Performance Units, you agree that you will comply with Brazilian law when you receive the cash payment upon vesting of the Performance Units. You also agree to report any and all taxes associated with the cash payment upon vesting of the Performance Units.
Exchange Control Information.
You must prepare and submit a declaration of assets and rights held outside Brazil to the Central Bank on an annual basis if you hold assets or rights valued at more than US$100,000.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

CANADA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Foreign Account/Asset Tax Reporting Information.
You may be required to report your foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of your foreign property exceeds C$100,000 at any time in the year.
The following provisions shall apply if you are a resident of Quebec:

Data Privacy.

This provision supplements Paragraph 9 of the Agreement:

You hereby authorize the Company and representatives of any Subsidiary or affiliate to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company and any Subsidiary or affiliate and the administrators of the Plan to disclose and discuss the Plan with their advisors. You further authorize the Company and any Subsidiary or affiliate to record such information and to keep such information in your file.

Termination of Employment.

The following provision supplements Paragraph 2 of the Agreement:
In the event of your termination of employment for any reason (whether or not in breach of local labor laws), unless otherwise provided in this Agreement or the Plan, your right to vest in the Performance Units, if any, will terminate effective as of the date that is the earlier of (1) the date upon which your employment with the Company or any of its Subsidiaries is terminate; (2) the date you are no longer actively employed by or providing services to the Company or any of its Subsidiaries; or (3) the date you receive written notice of termination of employment from the Employer, regardless of any notice period or period of pay in lieu of such notice required under applicable laws (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when you are no longer actively employed for purposes of the Performance Units (including whether you may be considered to be providing services while on a leave of absence).
Language Consent.

The parties acknowledge that it is their express wish that the Agreement, including this Exhibit, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir expressément souhaité que la convention («Agreement») ainsi que cette Annexe, ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

CHINA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Cash Awards Granted for Retention Purposes Only.

The following provision supplements Paragraph 7(g) of the Agreement:

Notwithstanding anything contrary in the Agreement, you understand and agree that the Performance Units are granted by the Company to you for retention purposes only and do not constitute variable income or part of your normal compensation or salary.
No Entitlement to Cash Amounts Prior to Payment. The following provision supplements Paragraphs 1, 3 and 7(g) of the Agreement:
You understand that the Performance Units are granted to you by the Company and do not constitute variable income or compensation received from the Employer in connection with your employment. You understand and agree you have no right to the cash payment upon vesting/settlement of the Performance Units until said payments are actually paid to you. In the event you terminate employment prior to the payment date and are not otherwise entitled to a prorata portion under Paragraph 2(b) or 2(d) of the Agreement, you understand and agree that all rights to the Performance Units and the payments thereunder shall be lost as of your termination date, notwithstanding your rendering of services or other contributions over the Performance Period or thereafter. The Committee shall have the exclusive authority to determine when you are terminated for purposes of the Performance Unit.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

INDIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

You must repatriate the proceeds from the settlement of your Performance Units and convert the proceeds into local currency within a reasonable timeframe (i.e., 90 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC received from the bank as evidence of the repatriation of the funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is your responsibility to comply with applicable exchange control laws in India.

Foreign Account/Asset Tax Reporting Information.

You are required to declare in your annual tax return (a) any foreign assets held by you or (b) any foreign bank accounts for which you have signing authority.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

INDONESIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

If you remit funds into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, you must complete a “Transfer Report Form.” The Transfer Report Form will be provided to you by the bank through which the transaction is to be made.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

IRAQ
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country-specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

ITALY
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Data Privacy Notice.

This section replaces Paragraph 9 of the Agreement:

You understand that the Employer, the Company and any Subsidiary may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, any directorships held in the Company or any Subsidiary, details of all Performance Units granted, awarded, canceled, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).
You also understand that providing the Company with Data is necessary for the performance of the Plan and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. The Controller of personal data processing is KBR Inc., with registered offices at 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Kellogg Brown & Root Projects Limited, with registered offices at Deloitte & Touche, Via Tortona 25, Milan, Italy.
You understand that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. You understand that Data may also be transferred to the Company’s stock plan service provider, Morgan Stanley Smith Barney, or such other administrator that may be engaged by the Company in the future. You further understand that the Company and/or any Subsidiary will transfer Data among themselves as necessary for the purpose of implementing, administering and managing your participation in the Plan, and that the Company and/or any Subsidiary may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing your participation in the Plan. You understand that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.
You understand that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

reason, the Data processing. Furthermore, you are aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting your local human resources representative.

Plan Document Acknowledgment.

In accepting the Performance Units, you acknowledge that you have received a copy of the Plan and the Agreement and have reviewed the Plan and the Agreement, including this Exhibit B, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Exhibit B. You further acknowledges that you have read and specifically and expressly approve the following Paragraphs of the Agreement: Paragraph 2; Paragraph 3: Payment of Vested Performance Units; Paragraph 5: Limitations Upon Transfer; Paragraph 6: Withholding of Tax; Paragraph 7: Nature of Grant; Paragraph 14: Electronic Delivery and Acceptance; Paragraph 17: Governing Law and Venue; Paragraph 19: Exhibit B and the Data Privacy Notice in this Exhibit B.

Foreign Account/Asset Tax Reporting Information.
Starting from tax returns filed in 2014 for fiscal year 2013, if you are an Italian resident who, at any time during the fiscal year, hold foreign financial assets (including cash) which may generate income taxable in Italy, you are required to report these assets on your annual tax return for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also apply if you are the beneficial owner of foreign financial assets under Italian money laundering provisions.

Foreign Financial Assets Tax Information.

As from 2011, Italian residents may be subject to tax on the value of financial assets held outside of Italy. The taxable amount will be the fair market value of the financial assets on December 31 of each year.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

JAPAN
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Foreign Account/Asset Tax Reporting Information.

If you are a resident of Japan or a foreign national who has established permanent residency in Japan, you will be required to report details of any assets (including cash payment upon vesting of Performance Units) held outside Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th of the following year. The penalty for fraudulent reporting is imprisonment up to one year or a fine up to ¥500,000. You should consult with your personal tax advisor as to whether the reporting obligation applies to you.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

KAZAKHSTAN
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Exchange Control Information.

You are responsible for complying with applicable exchange control regulations in Kazakhstan. As the exchange control regulations in Kazakhstan may change without notice, you should consult a legal advisor to ensure compliance with the regulations.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

KOREA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Foreign Account/Asset Tax Reporting Information.
You will be required to declare all foreign accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authorities and file a report if the monthly balance of such accounts exceeds a certain limit (currently KRW 1 billion or an equivalent amount in foreign currency).

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

MEXICO
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Acknowledgement of the Agreement.

In accepting the award of Performance Units, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement. You further acknowledge that you have read and specifically and expressly approve the terms and conditions of Paragraph 7 of the Agreement, in which the following is clearly described and established:

(1)	Your participation in the Plan does not constitute an acquired right.

(2)	The Plan and your participation in the Plan are offered by the Company on a wholly discretionary basis.

(3)	Your participation in the Plan is voluntary.

Labor Law Acknowledgement and Policy Statement.

In accepting the award of Performance Units, you expressly recognize that KBR, Inc., with registered offices at 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and receipt of Performance Units does not constitute an employment relationship between you and KBR, Inc. since you are participating in the Plan on a wholly commercial basis and your sole employer is KBR in Mexico (“KBR-Mexico”), not KBR, Inc. in the U.S. Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your Employer, KBR-Mexico, and do not form part of the employment conditions and/or benefits provided by KBR-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of KBR, Inc.; therefore, KBR, Inc. reserves the absolute right to amend and/or discontinue your participation at any time without any liability to you.

Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against KBR, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to KBR, Inc., its Subsidiary, affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Reconocimiento del Convenio.

Aceptando este Premio (Award), el Participante reconoce que ha recibido una copia del Plan, que lo ha revisado como así también el Convenio en el Participante totalidad, y comprende y está de acuerdo con todas las disposiciones tanto del Plan como del Convenio. Asimismo, su reconoce que ha leído y específicamente y expresamente manifiesta la conformidad del Participante con los términos y condiciones establecidos en la cláusula 7 le dicho Convenio, en el cual se establece claramente que:

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

(1)	La participación del Participante en el Plan de ninguna manera constituye un derecho adquirido.

(2)	Que el Plan y la participación del Participante en el mismo es una oferta por parte de KBR, Inc. de forma completamente discrecional.

(3)	Que la participación del Participante en el Plan es voluntaria.

Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política.

Aceptando este Premio, el Participante reconoce que KBR, Inc. y sus oficinas registradas en 601 Jefferson Street, Suite 3400, Houston, Texas 77002, U.S.A., es el único responsable de la administración del Plan y que la participación del Participante en el mismo y la adquisicion de Acciones no constituye de ninguna manera una relación laboral entre el Participante y KBR, Inc., toda vez que la participación del Participante en el Plan deriva únicamente de una relación comercial con KBR, Inc., reconociendo expresamente que el único empleador del Participante lo es KBR en Mexico (“KBR-Mexico”), no es KBR, Inc. en los Estados Unidos. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre el Participante y su empleador, KBR-México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por KBR-México, y expresamente el Participante reconoce que cualquier modificación al Plan o la terminación del mismo de manera alguna podrá ser interpretada como una modificación de los condiciones de trabajo del Participante.

Asimismo, el Participante entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de KBR, Inc., por lo tanto, KBR, Inc. se reserva el derecho absoluto para modificar y/o terminar la participación del Participante en cualquier momento, sin ninguna responsabilidad para el Participante.

Finalmente, el Participante manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de KBR, Inc., por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia el Participante otorga un amplio y total finiquito a KBR, Inc., sus Entidades Relacionadas, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

NIGERIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

PHILIPPINES
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country-specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

QATAR
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

RUSSIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

U.S. Transaction.

You understand that the Performance Units shall be valid and the Agreement shall be concluded and become effective only when the Agreement is sent and/or received by the Company in the United States.

Exchange Control Information.

You must repatriate the cash payment from the settlement of the Performance Units within a reasonably short time of receipt. The cash payment must be initially credited to you through a foreign currency account opened in your name at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws.

Data Privacy.
The following provisions supplement Paragraph 9: Data Privacy Notice and Consent provision in the Agreement and to the extent inconsistent, the below language for Russia supersedes Paragraph 9: Data Privacy:

You understand and agree that the Company may require you to complete and return a Consent to Processing of Personal Data form (the “Consent”) to the Company. If a Consent is required by the Company but you fail to provide such Consent to the Company, you understand and agree that the Company will not be able to administer or maintain the Performance Units or any other awards. Therefore, you understand that refusing to complete any required Consent or withdrawing your consent may affect your ability to participate in the Plan. For more information on any required Consent or withdrawal of consent, you understand you may contact the U.S. human resources representative/U.S. stock administration.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

SAUDI ARABIA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Securities Law Information.
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of the Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Agreement. You are hereby advised to conduct your own due diligence on the accuracy of the information relating to the Performance Units. If you do not understand the contents of the Agreement, you should consult your own advisor or an authorized financial adviser.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

SINGAPORE
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Director Notification Information.

If you are a director of a Singapore Subsidiary, you may need to notify the Singapore Subsidiary in writing within two business days of your receiving an interest (e.g., Performance Units) in the Company or any Subsidiary or within two business days of you becoming a director if such an interest exists at the time. This notification requirement also applies to an associate director of the Singapore Subsidiary and to a shadow director of the Singapore Subsidiary (i.e., an individual who is not on the board of directors of the Singapore Subsidiary but who has sufficient control so that the board of directors of the Singapore Subsidiary acts in accordance with the “directions and instructions” of the individual).

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

SOUTH AFRICA
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Tax Withholding Notification.

By your acceptance of the Performance Units and the Agreement, you agree to notify your Employer of the amount you receive upon settlement of the Performance Units. Once the notification is made, your Employer will obtain a directive from the South African Revenue Service as to the correct amount of tax to be withheld. If you fail to advise your Employer of any cash settlement you receive, you may be liable for a fine. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Exchange Control Information.

You are solely responsible for complying with applicable South African exchange control regulations. Because the exchange control regulations change frequently and without notice, you should consult your legal advisor prior to the settlement of the Performance Units to ensure compliance with current regulations. As noted, it is your responsibility to comply with South African exchange control laws, and neither the Company nor your Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

SWEDEN
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

THAILAND
KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Exchange Control Information.

If proceeds from the cash payment upon vesting of the Performance Units are equal to or greater than US$50,000 or more in a single transaction, you must repatriate the proceeds to Thailand immediately upon receipt and convert the funds to Thai Baht or deposit the proceeds in a foreign currency deposit account maintained by a bank in Thailand within 360 days of repatriation. In addition, you must report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If you fail to comply with these obligations, you may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, you should consult your personal advisor. You are responsible for ensuring compliance with all exchange control laws in Thailand and neither the Company nor any of its Subsidiaries will be liable for any fines or penalties resulting from your failure to comply with applicable laws.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

TURKEY
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

There are no country-specific provisions.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

UNITED ARAB EMIRATES
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Securities Law Information.

The Plan is only being offered to qualified Employees and is in the nature of providing equity incentives to employees of the Company’s affiliate in the United Arab Emirates (“UAE”). Any documents related to the Plan, including the Plan, Plan prospectus and other grant documents (“Plan Documents”), are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective participants should conduct their own due diligence on the securities. If you do not understand the contents of the Plan Documents, you should consult an authorized financial adviser.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Plan Documents nor taken steps to verify the information set out in them, and thus, are not responsible for such documents.

US/INTERNATIONAL EMPLOYEE (EXHIBIT B)

UNITED KINGDOM
KBR, INC. 2006 STOCK AND INCENTIVE PLAN

Withholding of Taxes.

This section supplements Paragraph 6 of the Agreement:

Notwithstanding Paragraph 6 of the Agreement, you agree that if you do not pay or the Employer or the Company does not withhold from you the full amount of Tax-Related Items that you owe due to the vesting/settlement of the Performance Units, or the release or assignment of the Performance Units for consideration, or the receipt of any other benefit in connection with the Performance Units (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount of income tax that should have been withheld shall constitute a loan owed by you to the Employer, effective 90 days after the Taxable Event. You agree that the loan will bear interest at Her Majesty’s Revenue & Customs (“HMRC”) official rate and will be immediately due and repayable by you, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to you by the Employer, or from the cash payment from the settlement of the Performance Units or by demanding cash or a cheque from you. You also authorize the Company to delay the issuance of any cash settlement to you unless and until the loan is repaid in full.

Notwithstanding the foregoing, if you are an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that you are an officer or executive director and the amount necessary to satisfy the Tax-Related Items is not collected from or paid by you within 90 days of the Taxable Event, any uncollected amounts of income tax may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You understand that you will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any national insurance contributions due on this additional benefit. You acknowledge that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Paragraph 6 of the Agreement.

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